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                                                                     Exhibit 5.1

                               August 27th, 2001


Carnegie International Corporation
11350 McCormick Road
Executive Plaza 3, Suite 1001
Hunt Valley, MD  21031

Gentlemen:

          We have acted as counsel to Carnegie International Corporation, a Colorado corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933 (the "Act") relating to the registration of 10,000,000 shares of Common Stock, no par value per share (the "Common Shares"), of the Company for issuance under the Carnegie International Corporation Amended and Restated Stock Incentive Plan (the "Plan").

          In connection with the foregoing, we have examined: (a) the Articles of Incorporation of the Company, as amended, (b) the Bylaws of the Company, as amended, (c) the Plan, and (d) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

          We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein as we have deemed necessary or advisable for the purposes of this opinion.

          Based on such examination, we are of the opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado; and

          2. The Common Shares available for issuance under the Plan, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of Common Stock available for such issuance, that the consideration actually received by the Company for the Shares exceeds the par value thereof and that those persons to whom the Shares are to be issued qualify for participation in an offering of securities which are registered pursuant to Form S-8.
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Carnegie International Corporation
August 27, 2001
Page 2




     We hereby consent to the use of this Opinion as Exhibit 5.1 to the Registration Statement and the reference to our firm in Item 5 of Part II of the Registration Statement.

                              Very truly yours,


                              Green Deveney, LLC